UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2010

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Termination of a Material Definitive Agreement

On March 31, 2010, CHI 3, LLC (“CHI 3”), an indirect wholly-owned subsidiary of Equinix, Inc. (“Equinix”), prepaid an approximately $109 million loan (the “Loan”) evidenced by the Development Loan and Security Agreement, dated as of February 2, 2007, by and between CHI 3 and SFT I, Inc. (the “Lender”). The Loan was used for the development, design and construction of a data center located in Elk Grove Village, Illinois.

The Loan was prepaid to Lender and its assignees for an amount equal to 95.909% of the then outstanding principal balance of the Loan, plus interest and charges, totaling approximately $104.8 million. This represents a discount from principal of approximately $4.5 million.

Lender (or its affiliates) owns a data center located in El Segundo, California leased by Equinix Operating Co., Inc., and is a party to a $100 million loan to another Equinix subsidiary secured by the 32-acre Beaumeade Business Park in Ashburn, Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: March 31, 2010	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer